Exhibit 99.1

Tidewater Reports Third Quarter Results For Fiscal 2005

NEW ORLEANS, January 28, 2005 — Tidewater Inc. (NYSE:TDW) announced today third quarter net earnings for the period ended December 31, 2004, of $19.8 million, or $.34 diluted earnings per common share, on revenues of $187.6 million. For the same quarter last year, net earnings were $18.3 million, or $.32 per share, on revenues of $169.4 million. Net earnings in the immediately preceding quarter ended September 30, 2004, were $16.3 million, or $.29 per share, on revenues of $166.8 million.

As previously announced, Tidewater will hold a conference call to discuss December quarter earnings on Friday, January 28, 2005 at 8:00 a.m. CST promptly following the Company’s release of quarterly earnings. Investors and interested parties may listen to the teleconference via telephone by calling 1-888-388-7493 if calling from the U.S. or Canada (1-706-679-8348 if calling from outside the U.S.) and ask for the “Tidewater Inc.” call just prior to the scheduled start. A replay of the conference call will be available beginning at 11:00 a.m. CST on January 28, 2005, and will continue until 11:59 p.m. CST on January 29, 2005. To hear the replay, call 1-800-642-1687 (1-706-645-9291 if calling from outside the U.S.). The conference call ID number is 3215729.

A simultaneous Webcast of the conference call will be accessible online at the Tidewater Inc. Website, www.tdw.com, and at the CCBN Website, www.streetevents.com. The online replay will be available until February 28, 2005.

Tidewater Inc. owns and operates nearly 570 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

Note: all per-share amounts are stated on a diluted basis.

Contact: Keith Lousteau (504) 568-1010

Financial information is displayed on the next page.

TIDEWATER INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value data)

	December 31, 2004	March 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$16,042	17,636
Trade and other receivables, net	171,487	165,762
Marine operating supplies	37,517	37,919
Other current assets	4,040	3,320

Total current assets	229,086	224,637

Investments in, at equity, and advances to unconsolidated companies	33,740	33,722
Properties and equipment:
Vessels and related equipment	2,320,426	2,195,863
Other properties and equipment	41,024	41,494

	2,361,450	2,237,357
Less accumulated depreciation and amortization	932,608	894,863

Net properties and equipment	1,428,842	1,342,494

Goodwill	328,754	328,754
Other assets	175,242	152,183

Total assets	$2,195,664	2,081,790

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	75,216	59,788
Accrued property and liability losses	9,913	9,125
Income taxes	9,142	3,139

Total current liabilities	94,271	72,052

Long-term debt	375,000	325,000
Deferred income taxes	227,798	211,982
Accrued property and liability losses	35,993	31,031
Other liabilities and deferred credits	66,300	75,615
Stockholders’ equity:
Common stock of $.10 par value, 125,000,000 shares authorized, issued 60,633,245 shares at December and 60,699,438 shares at March	6,063	6,070
Other stockholders’ equity	1,390,239	1,360,040

Total stockholders’ equity	1,396,302	1,366,110

Total liabilities and stockholders’ equity	$2,195,664	2,081,790

TIDEWATER INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except share and per share data)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2004	2003	2004	2003
Revenues:
Vessel revenues	$170,076	162,097	481,076	481,485
Other marine revenues	17,517	7,310	31,461	16,951

	187,593	169,407	512,537	498,436

Costs and expenses:
Vessel operating costs	101,825	96,815	298,650	298,994
Costs of other marine revenues	15,007	6,022	25,914	13,475
Depreciation and amortization	25,298	24,715	73,936	73,207
General and administrative	18,741	17,137	54,045	50,643
Gain on sales of assets	(2,837)	(199)	(10,517)	(4,789)

	158,034	144,490	442,028	431,530

	29,559	24,917	70,509	66,906
Other income (expenses):
Foreign exchange gain (loss)	(645)	(798)	(195)	(1,341)
Equity in net earnings of unconsolidated companies	1,169	1,532	4,501	4,956
Minority interests	(36)	(70)	(23)	(161)
Interest and miscellaneous income	695	589	1,887	2,275
Interest and other debt costs	(1,694)	(920)	(4,704)	(2,164)

	(511)	333	1,466	3,565

Earnings before income taxes	29,048	25,250	71,975	70,471
Income taxes	9,295	6,923	23,032	21,846

Net earnings	$19,753	18,327	48,943	48,625

Earnings per common share	$.35	.32	.86	.86

Diluted earnings per common share	$.34	.32	.86	.86

Weighted average common shares outstanding	57,035,705	56,660,962	56,919,397	56,641,368
Incremental common shares from stock options	233,024	89,376	137,005	106,451

Adjusted weighted average common shares	57,268,729	56,750,338	57,056,402	56,747,819

Cash dividends declared per common share	$.15	.15	.45	.45